UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2014

________________________

COMVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Quannapowitt Parkway Wakefield, Massachusetts		01880
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

N/A
(Former Name or Former Address, if changed since last report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On June 25, 2014, Comverse, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders.  At the meeting, the Company’s stockholders voted as indicated below on the following proposals:

1.	Election of directors to serve until the 2015 annual meeting of stockholders and until the election and qualification of their successors:

	VOTES CAST FOR	VOTES CAST AGAINST	ABSTENTIONS	BROKER NON-VOTES
Susan D. Bowick	19,746,656	26,971	1,381	1,385,958
James Budge	19,747,869	25,699	1,440	1,385,958
Matthew A. Drapkin	18,627,168	1,146,908	932	1,385,958
Doron Inbar	19,697,412	76,165	1,431	1,385,958
Neil Montefiore	19,677,288	96,289	1,431	1,385,958
Henry R. Nothhaft	19,764,136	9,432	1,440	1,385,958
Philippe Tartavull	19,767,557	5,868	1,583	1,385,958
Mark C. Terrell	19,747,571	25,986	1,451	1,385,958

Each nominee was elected to the Board of Directors of the Company, to hold office until the 2015 annual meeting of stockholders and until his or her successor has been duly elected and qualified.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015:

VOTES CAST FOR	VOTES CAST AGAINST	ABSTENTIONS
21,149,696	8,430	2,840

Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE, INC.

By:	/s/ Roy S. Luria
Roy S. Luria
Senior Vice President, General Counsel and Corporate Secretary

  Date:    June 26, 2014